As filed with the Securities and Exchange Commission on June 4, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
UCBH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3072450 (I.R.S. Employer Identification No.)
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Thomas S. Wu
UCBH Holdings, Inc.
Chairman, President and Chief Executive Officer
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Dennis A. Lee, Esq. UCBH Holdings, Inc. 555 Montgomery Street San Francisco, CA 94111 (415) 315-2800	Nicholas Unkovic, Esq. Squire, Sanders & Dempsey L.L.P. One Maritime Plaza, Suite 300 San Francisco, CA 94111 (415) 954-0200
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered(1)	to be Registered	Price Per Unit	Offering Price	Fee
Common Stock, par value $0.01	(2)	(2)	(2)	(3)
Preferred Stock, par value $0.01	(2)	(2)	(2)	(3)

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents.

(2)	This Registration Statement covers an indeterminate number of shares of common stock and shares of preferred stock as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

PROSPECTUS
UCBH Holdings, Inc.
Common Stock
Preferred Stock

     UCBH Holdings, Inc. may from time to time offer and sell shares of common stock or shares of preferred stock covered by this prospectus independently or together in any combination as set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.
     We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.
     Our common stock is listed on the NASDAQ Global Select Market under the symbol “UCBH.”

     We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2008.

Prospectus

     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information” before making an investment decision.
     As used in this prospectus, the terms “we,” “our,” “us,” “UCBH” and “our company” refer to UCBH Holdings, Inc. and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION
     UCBH Holdings, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find information about us by visiting our Web site at www.UCBH.com. We have included our Web site address as an inactive textual reference only. Information on our Web site is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement.
     We are incorporating by reference into this prospectus and any accompanying prospectus supplement the information that UCBH Holdings, Inc. files with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(à), 13(ñ), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of this offering.
     We incorporate by reference the documents listed below.
•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2008;

•	our Definitive Proxy Statement filed with the SEC on April 21, 2008;

•	our Revised Definitive Proxy Statement filed with the SEC on April 25, 2008; and

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2008, March 6, 2008, March 12, 2008 (two filings), May 1, 2008 and May 19, 2008.
     You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:
     Dennis A. Lee, Esq.
     Senior Vice President, Corporate Counsel and Assistant Corporate Secretary
     UCBH Holdings, Inc.
     555 Montgomery Street, Mail Stop 401
     San Francisco, California 94111
     (415) 315-2800

FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement, information included or incorporated by reference in this prospectus or any prospectus supplement, and other written reports and oral statements made from time to time by UCBH may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among other things:
•	statements with respect to UCBH’s beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance; and

•	statements preceded or identified by words, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “may” and “might” or words of similar import.
     These forward-looking statements are based upon management’s current beliefs and expectations and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These forward-looking statements are also inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, many of which are difficult to predict and generally beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change and actual results, performance or achievements may be materially different from the anticipated results, performance or achievements discussed, expressed or implied by these forward-looking statements. Factors that might cause such differences include, but are not limited to the following:
•	our ability to successfully execute our business plans and achieve our objectives;

•	changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events;

•	changes in financial market conditions, either nationally, internationally or locally in areas in which we conduct our operations;

•	further expansion into China, as well as new Asia Pacific market areas;

•	fluctuations in the equity and fixed-income markets;

•	changes in interest rates and the resultant impact on our net interest margin;

•	asset and liability sensitivity of our balance sheet;

•	acquisitions and integration of acquired businesses;

•	deterioration in asset or credit quality;

•	increases in the levels of losses, customer bankruptcies, claims and assessments;

•	deposit renewals and ability to attract and retain core deposits;

•	the availability and cost of capital;

•	continuing consolidation in the financial services industry;

•	new litigation or changes in existing litigation;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and savings habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions, whether banks, investment banks, insurance companies or others, in our markets;

•	the potential effects of technological changes;

•	legislation or regulatory changes, both domestically as well as internationally, which adversely affect our operations and businesses;

•	our ability to meet regulatory requirements; and

•	changes in accounting principles generally accepted in the United States.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement, or the date of any document incorporated by reference in this prospectus or any accompanying prospectus supplement, as the case may be. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus or any prospectus supplement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
     Unless the applicable prospectus supplement provides otherwise, we expect to use the net proceeds from any sale of the offered securities for general corporate purposes.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS
     The following table shows our ratio of fixed charges to earnings and our ratio of combined fixed charges and preference dividends to earnings for each of the years in the five-year period ended December 31, 2007, and for each of the three-month periods ended March 31, 2008 and 2007.
     For the purpose of calculating these ratios, we divided fixed charges by consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges. Fixed charges consist of consolidated interest expense.

	For the Three Months		For the Years Ended
	Ended March 31,		December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of fixed charges to earnings	0.97	0.69	0.71	0.64	0.53	0.41	0.47
Ratio of combined fixed charges and preferred stock dividends to earnings	0.97	0.69	0.71	0.64	0.53	0.41	0.47
     Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of combined fixed charges and preferred stock dividends to earnings is not different than the ratio of fixed charges to earnings presented above.

DESCRIPTION OF THE CAPITAL STOCK
     This section contains a description of our capital stock. The following summary is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our bylaws, as amended.
Common and Preferred Stock
     Our authorized capital stock consists of: (a) 180,000,000 shares of common stock, par value $0.01 per share, and (b) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Participating Preferred (“Series A Preferred”).
     As of April 30, 2008, 110,460,242 shares of our common stock were issued and outstanding, and 5,473,585 shares of our common stock reserved for issuance under UCBH’s stock option plan.
     In addition, pursuant to the Investment Agreement entered into between UCBH and China Minsheng Banking Corp., Ltd. (“Minsheng”) on October 7, 2007, Minsheng, which currently owns 4.9% of our outstanding common stock, is expected to increase its ownership of our common stock to 9.9% (calculated on a post-closing basis) through, at the discretion of UCBH, a combination of the purchase of secondary shares and/or the issuance of primary shares. Although Minsheng’s increase in its ownership to 9.9% was expected to occur by March 31, 2008 pursuant to the terms of the Investment Agreement, UCBH has agreed to extend the period during which the increase in ownership can occur and expects that the increase will occur by December 31, 2008. By June 30, 2009, conditioned upon mutual agreement and regulatory approvals, Minsheng may further increase its share ownership to 20.0% (calculated on a post-closing basis) through, at our discretion, a combination of the purchase of secondary shares and/or our issuance of primary shares.
     As of June 1, 2008, no shares of Series A Preferred were issued and outstanding.
     Our board of directors declared a dividend distribution of one share purchase right for each share of common stock to purchase one one-thousandth of a share of Series A Preferred, which will become exercisable on the tenth day after occurrence of certain events, such as a tender or exchange offer. Our board of directors is authorized, without further stockholder action, to issue other shares of preferred stock with such designations, preferences and rights as our board of directors may determine.
     Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. If UCBH is liquidated, the holders of our common stock are entitled to share, on a pro rata basis, UCBH’s remaining assets after provision for liabilities and following the payment of the full amount of liquidation preference to the holders of any outstanding shares of Series A Preferred.
     UCBH common stock is listed for trading on the NASDAQ Global Select Market under the symbol “UCBH.”
Anti-Takeover Provisions in UCBH’s Certificate of Incorporation and Bylaws
     Rights Agreement. Our restated certificate of incorporation and restated bylaws contain corporate governance provisions and provide for certain stockholders rights which may have a potential “anti-takeover” effect. These may discourage a future takeover attempt which is not approved by the board of directors. These provisions will also make it more difficult to remove an incumbent board of directors or management.
     Holders of Series A Preferred enjoy special rights in case of a consolidation, merger, combination or other similar transaction, including 1,000 votes per share. In a consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, a share of Series A Preferred would be exchanged for 100 times the amount of consideration for which a share of our common stock would be exchanged.
     UCBH entered into a Rights Agreement dated January 28, 2003 with Mellon Investor Services LLC. Our board of directors declared a dividend distribution of one share purchase right (a “Right”) with respect to each outstanding share of our common stock. Each Right entitles the registered holder to purchase from UCBH one one-

thousandth of a share of Series A Preferred at a price of $140 (subject to adjustment for stock splits or stock dividends).
     On the tenth day after the occurrence of certain events (the “Distribution Date”), such as a tender or exchange offer to acquire 15% or more of the of shares of common stock of UCBH then outstanding, the Rights will become exercisable for Series A Preferred, will be evidenced by separate certificates and will be transferable separately from the underlying shares of Common Stock. The registered holder of any Rights certificate may exercise the Rights to purchase Series A Preferred at any time after the Distribution Date, but before (i) January 27, 2013 or such later date as may be established by the board of directors, or (ii) the time at which the Rights are redeemed or exchanged, whichever occurs earlier.
     Directors. Our restated certificate of incorporation also provides for the following that could make it more difficult to acquire UCBH by means of a tender offer, a proxy contest, merger or otherwise: (i) a “staggered board,” whereby only one-third of the members of the board of directors are elected in any particular year; and (ii) a requirement that any “Business Combination” be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless it is either approved by the board of directors or certain price and procedural requirements are satisfied.
     Our restated certificate of incorporation and restated bylaws also contain provisions that may impede changes in majority control of the board of directors:
•	our board of directors is divided into three classes so that approximately one-third of the total number of directors is elected each year. This “classified” board of directors is intended to provide for continuity of the board of directors and to make it more difficult and time-consuming for a stockholder group to use its voting power to gain control of the board of directors without consent of the incumbent board of directors;

•	the size of the board of directors may be increased or decreased only by a majority vote of the whole board;

•	any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office;

•	a director, in general, may be removed from office at any time only for cause and only by the affirmative vote of eighty (80%) percent of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; and

•	procedural requirements for the nomination of directors.
Anti-Takeover Provisions in Delaware Law
     UCBH is subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:
•	before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by directors, officers and employee stock plans; or

•	on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.
Purpose of Anti-Takeover Provisions in Restated Certificate of Incorporation and Bylaws
     Our board of directors believes that the provisions contained in our restated certificate of incorporation and restated bylaws described above are prudent and will reduce UCBH’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by our board of directors. Our board of directors believes these provisions are in the best interest of UCBH and its stockholders.
     In the judgment of our board of directors, UCBH’s board will be in the best position to determine the true value of UCBH and to negotiate more effectively for terms that will be in the best interest of its stockholders. Accordingly, our board of directors believes that it is in the best interest of UCBH and its stockholders to encourage a potential acquirer to negotiate directly with the board of directors, and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of UCBH and otherwise in the best interest of all stockholders.
     Notwithstanding these potential benefits, the anti-takeover provisions described above may also have the effect of discouraging a possible future takeover attempt not approved by our board of directors, but in which stockholders may receive a substantial premium for their shares over then current market prices. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus and any related prospectus supplement in any of the following three ways (or in any combination):
•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.
     Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:
•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any overallotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.
     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.
     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.
     The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.
     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
     Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus or any prospectus supplement, other than our common stock that is listed on the NASDAQ Global Select Market, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation Ì under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
LEGAL MATTERS
     Certain legal matters in connection with this offering will be passed upon for us by Squire, Sanders and Dempsey L.L.P., San Francisco, California.

EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by us, are as follows:

Securities and Exchange Commission registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous fees and expenses	**
Total	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act, except for the registration fees applied in accordance with Rule 457(p) under the Securities Act.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under the Delaware General Corporation Law, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s certificate of incorporation, Delaware law requires indemnification if the director or officer is wholly successful on the merits of the action. UCBH’s restated certificate of incorporation and restated bylaws provide that UCBH shall indemnify its directors, officers, employees and its agents to the fullest extent authorized by law.
ITEM 16. EXHIBITS
     An Exhibit Index has been attached as part of this Registration Statement and is incorporated herein by reference.
ITEM 17. UNDERTAKINGS
     The undersigned Registrant hereby undertakes:
     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 4th day of June, 2008.

UCBH HOLDINGS, INC.
By:	/s/ THOMAS S. WU
Thomas S. Wu,
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Wu as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 4, 2008:

Signature	Title

/s/ PIN PIN CHAU Pin Pin Chau	Director	June 4, 2008

/s/ JOSEPH J. JOU Joseph J. Jou	Director	June 4, 2008

/s/ LI-LIN KO Li-Lin Ko	Director	June 4, 2008

/s/ JAMES KWOK James Kwok	Director	June 4, 2008

Signature	Title

/s/ DAVID S. NG David S. Ng	Director	June 4, 2008

/s/ RICHARD WANG Richard Wang	Director	June 4, 2008

/s/ DR. GODWIN WONG Dr. Godwin Wong	Director	June 4, 2008

/s/ DENNIS WU Dennis Wu	Director	June 4, 2008

/s/ THOMAS S. WU Thomas S. Wu	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	June 4, 2008

/s/ CRAIG S. ON Craig S. On	Interim Chief Financial Officer (principal financial officer) (principal accounting officer)	June 4, 2008

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Filing Date

1.1	Form of Underwriting Agreement			*

3.1	Second Amended and Restated Certificate of Incorporation of UCBH Holdings, Inc.	10-Q	000-24947	May 10, 2004

3.2	Amended and Restated Bylaws of UCBH Holdings, Inc., as amended and restated	8-K	000-24947	March 29, 2007

3.3	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock (filed as Exhibit A to Exhibit 4.1 hereto)	8-K	000-24947	January 29, 2003

3.4	Certificate of Designation of Preferred Stock			*

4.1	Form of Common Stock Certificate of UCBH Holdings, Inc.	S-1	333-58325	July 1, 1998

4.2	Rights Agreement dated as of January 28, 2003	8-K	000-24947	January 29, 2003

4.3	Form of Preferred Stock Certificate			*

5.1	Opinion of Squire, Sanders & Dempsey L.L.P.			Filed herewith

12.1	Statements Regarding Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings			Filed herewith

23.1	Consent of Squire, Sanders & Dempsey L.L.P.			(included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP			Filed herewith

24.1	Power of Attorney			(included on signature pages of this Registration Statement)

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein.